AMERICAN HONDA FINANCE CORPORATION
MONTHLY SERVICER REPORT -- Honda Auto Receivables 2001-2 Owner Trust
08/01/2003 through 08/31/2003

I. ORIGINAL DEAL PARAMETER INPUTS

(A) Total Portfolio Balance				$1,618,603,016.50
(B) Total Securities Balance				$1,618,603,016.50
(C) Class A-1 Notes
(i) Class A-1 Notes Balance				$440,000,000.00
(ii) Class A-1 Notes Percentage (C(i)/IB)				27.18%
(iii) Class A-1 Notes Rate				3.73000%
(iv) Class A-1 Notes Accrual Basis				Actual/360
(D) Class A-2 Notes
(i) Class A-2 Notes Balance				$410,000,000.00
(ii) Class A-2 Notes Percentage (D(i)/IB)				25.33%
(iii) Class A-2 Notes Rate				4.110%
(iv) Class A-2 Notes Accrual Basis				30/360
(E) Class A-3 Notes
(i) Class A-3 Notes Balance				$520,000,000.00
(ii) Class A-3 Notes Percentage (E(i)/B)				32.13%
(iii) Class A-3 Notes Rate				4.670%
(iv) Class A-3 Notes Accrual Basis				30/360
(F) Class A-4 Notes
(i) Class A-4 Notes Balance				$204,000,000.00
(ii) Class A-4 Notes Percentage (F(i)/B)				12.60%
(iii) Class A-4 Notes Rate				5.090%
(iv) Class A-4 Notes Accrual Basis				30/360
(G) Certificates
(i) Certificates Balance				$44,603,016.50
(ii) Certificates Percentage (G(i)/B)				2.76%
(iii) Certificates Rate				5.090%
(iv) Certificates Accrual Basis				30/360
(H) Servicing Fee Rate				1.00%
(I) Portfolio Summary
(i) Weighted Average Coupon (WAC)				7.13%
(ii) Weighted Average Original Maturity (WAOM)				55.79	months
(iii) Weighted Average Remaining Maturity (WAM)				43.59	months
(iv) Number of Receivables				131,711
(J) Reserve Account
(i) Reserve Account Initial Deposit Percentage				0.50%
(ii) Reserve Account Initial Deposit				$8,093,015.08
(iii) Specified Reserve Account Percentage				0.75%
(iv) Specified Reserve Account Balance				$8,093,015.08

(K) Yield Supplement Account Deposit				$3,859,646.81

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Balance				$405,641,315.22
(B) Total Securities Balance				$405,641,315.22
(C) Cumulative Note and Certificate Pool Factor				0.2506120
(D) Class A-1 Notes
(i) Class A-1 Notes Balance				$0.00
(ii) Class A-1 Notes Pool Factor				0.0000000
(iii) Class A-1 Notes Interest Carryover Shortfall				$0.00
(iv) Class A-1 Notes Principal Carryover Shortfall				$0.00
(E) Class A-2 Notes
(i) Class A-2 Notes Balance				$0.00
(ii) Class A-2 Notes Pool Factor				0.0000000
(iii) Class A-2 Notes Interest Carryover Shortfall				$0.00
(iv) Class A-2 Notes Principal Carryover Shortfall				$0.00
(F) Class A-3 Notes
(i) Class A-3 Notes Balance				$185,621,455.27
(ii) Class A-3 Notes Pool Factor				0.3569643
(iii) Class A-3 Notes Interest Carryover Shortfall				$0.00
(iv) Class A-3 Notes Principal Carryover Shortfall				$0.00
(G) Class A-4 Notes
(i) Class A-4 Notes Balance				$204,000,000.00
(ii) Class A-4 Notes Pool Factor				1.0000000
(iii) Class A-4 Notes Interest Carryover Shortfall				$0.00
(iv) Class A-4 Notes Principal Carryover Shortfall				$0.00
(H) Certificates
(i) Certificates Balance				$16,019,859.95
(ii) Certificates Pool Factor				0.3591654
(iii) Certificates Interest Carryover Shortfall				$0.00
(iv) Certificates Principal Carryover Shortfall				$0.00
(I) Servicing Fee
(i) Servicing Fee Shortfall				$0.00
(J) End of Prior Month Account Balances
(i) Reserve Account				$8,093,015.08
(ii) Yield Supplement Account				$155,705.11
(iii) Payahead Account				$2,756.76
(iv) Advances Outstanding				$428,014.74
(K) Portfolio Summary as of End of Prior Month
(i) Weighted Average Coupon (WAC)				7.33%
(ii) Weighted Average Remaining Maturity (WAM)				23.22	months
(iii) Number of Receivables				64,938
(L) Note and Certificate Percentages
(i) Note Percentage				96.22%
(ii) Certificate Percentage				3.78%

III. MONTHLY INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
(i) Scheduled Principal Collections				$172,071.79
(ii) Prepayments in Full				$56,284.64
(iii) Prepayments in Full due to Repurchases				$0.00
(B) Precomputed Contracts Total Collections				$239,111.24
(C) Precomputed Interest Receivables Interest (B-A((I)+(ii)+(iii)))				$10,754.81
(D) Simple Interest Receivables Principal
(i) Principal Collections				$19,450,733.35
(ii) Prepayments in Full				$11,203,705.16
(iii) Repurchased Receivables Related to Principal				$0.00
(E) Simple Interest Receivables Interest
(i) Simple Interest Collections				$2,392,424.10
(F) Payment Advance for Precomputes
(i) Reimbursement of Previous Advances				$7,256.24
(ii) Current Advance Amount				$9,571.42
(G) Interest Advance for simple Interest - Net				$29,796.32
(H) Payahead Account
(i) Payments Applied				$12,549.51
(ii) Additional Payaheads				$9,792.75
(I) Portfolio Summary as of End of Month
(i) Weighted Average Coupon (WAC)				7.34%
(ii) Weighted Average Remaining Maturity (WAM)				22.49	months
(iii) Remaining Number of Receivables				61,861

	# Units	Dollar Amount
(J) Delinquent Receivables
(i) 31-60 Days Delinquent	1,763	2.85%	$12,566,057.32	3.36%
(ii) 61-90 Days Delinquent	447	0.72%	$3,557,367.94	0.95%
(ii) 91 Days or More Delinquent	75	0.12%	$615,370.07	0.16%
(K) Vehicles Repossessed During Collection Period	42	0.07%	$386,325.07	0.10%
(L) Total Accumulated Repossessed Vehicles in Inventory	75	0.12%	$570,555.24	0.15%

IV. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income				$0.00
(B) Reserve Account Investment Income				$5,390.91
(C) Yield Supplement Account Investment Income				$116.08
(D) Trust Fees Expense				$0.00
(E) Aggregate Net Losses for Collection Period				$78,000.26
(F) Liquidated Receivables Information
(i) Gross Principal Balance on Liquidated Receivables				319,686.16
(ii) Liquidation Proceeds				88,478.99
(ii) Recoveries from Prior Month Charge Offs				$153,206.91
(G) Days in Accrual Period				31
(H) Deal age				26

MONTHLY COLLECTIONS

V. INTEREST COLLECTIONS

(A) Total Interest Collections (III(C+E(i)-F(i)+F(ii)+G)				$2,435,290.41

VI. PRINCIPAL COLLECTIONS

(A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))				$30,882,794.94
(B) Liquidation Proceeds (IV(F(i)))				88,478.99
(C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))				0.00
(D) Recoveries from Prior Month Charge Offs (IV(F(ii)))				153,206.91
(E) Total Principal Collections (A+B+C+D)				$31,124,480.84

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS  (V(A)+VI(E))

				$33,559,771.25

VIII. YIELD SUPPLEMENT DEPOSIT

				$29,352.58

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)

				$33,589,123.83

MONTHLY DISTRIBUTIONS

X. FEE DISTRIBUTIONS

(A) Servicing Fee
(i) Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))				$338,034.43
(ii) Servicing Fee Paid				$338,034.43
(iii) Servicing Fee Shortfall				$0.00
(B) Reserve Account Investment Income (IV(B))				$5,390.91
(C) Yield Supplement Account Investment Income (IV(C))				$116.08
(D) Trust Fees Expense (IV(D))				$0.00

XI. DISTRIBUTIONS TO NOTEHOLDERS

(A) Interest
(i) Class A-1 Notes
(a) Class A-1 Notes Interest Due				$0.00
(b) Class A-1 Notes Interest Paid				0.00
(c) Class A-1 Notes Interest Shortfall				$0.00
(ii) Class A-2 Notes
(a) Class A-2 Notes Interest Due				$0.00
(b) Class A-2 Notes Interest Paid				0.00
(c) Class A-2 Notes Interest Shortfall				$0.00
(iii) Class A-3 Notes
(a) Class A-3 Notes Interest Due				$722,376.83
(b) Class A-3 Notes Interest Paid				722,376.83
(c) Class A-3 Notes Interest Shortfall				$0.00
(iv) Class A-4 Notes
(a) Class A-4 Notes Interest Due				$865,300.00
(b) Class A-4 Notes Interest Paid				865,300.00
(c) Class A-4 Notes Interest Shortfall				$0.00
(v) Total Note Interest
(a) Total Note Interest Due				$1,587,676.83
(b) Total Note Interest Paid				1,587,676.83
(c) Total Note Interest Shortfall				$0.00
(d) Reserve Fund Withdrawn for Note Interest				$0.00
Amount available for distributions after Fees & Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))				$31,663,412.57
(B) Principal
(i) Noteholders' Principal Distribution Amounts				$30,023,027.31
(ii) Class A-1 Notes Principal
(a) Class A-1 Notes Principal Due				$0.00
(b) Class A-1 Notes Principal Paid				0.00
(c) Class A-1 Notes Principal Shortfall				$0.00
(d) Reserve Fund drawn				$0.00
(iii) Class A-2 Notes Principal
(a) Class A-2 Notes Principal Due				$0.00
(b) Class A-2 Notes Principal Paid				$0.00
(c) Class A-2 Notes Principal Shortfall				$0.00
(d) Reserve Fund drawn				$0.00
(iv) Class A-3 Notes Principal
(a) Class A-3 Notes Principal Due				$30,023,027.31
(b) Class A-3 Notes Principal Paid				$30,023,027.31
(c) Class A-3 Notes Principal Shortfall				$0.00
(d) Reserve Fund drawn				$0.00
(v) Class A-4 Notes Principal
(a) Class A-4 Notes Principal Due				$0.00
(b) Class A-4 Notes Principal Paid				$0.00
(c) Class A-4 Notes Principal Shortfall				$0.00
(d) Reserve Fund drawn				$0.00
(vi) Total Notes Principal
(a) Total Notes Principal Due				$30,023,027.31
(b) Total Notes Principal Paid				30,023,027.31
(c) Total Notes Principal Shortfall				$0.00
(d) Reserve Fund drawn				$0.00

XII. RESERVE FUND DEPOSIT

Amount available for deposit into reserve account				$1,640,385.26
Amount deposited into reserve Account				0.00
Excess Amount Released from Reserve Account				0.00
Excess funds available to Certificateholders				1,640,385.26

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS

(A) Interest
(i) Certificate Monthly Interest Due				$67,950.91
(ii) Certificate Interest Shortfall Beginning Balance				$0.00
(iii) Total Certificate Interest Due				$67,950.91
(iv) Certificate Interest Paid				67,950.91
(v) Certificate Interest Shortfall Ending Balance				$0.00
(B) Principal
(i) Certificate Monthly Principal Due				$1,179,453.79
(ii) Certificate Principal Shortfall Beginning Balance				$0.00
(iii) Total Certificate Principal Due				$1,179,453.79
(iv) Certificate Principal Paid				1,179,453.79
(v) Certificate Principal Shortfall Ending Balance				$0.00
(C) Release to Seller				$392,980.56

DISTRIBUTIONS SUMMARY

(A) Total Collections				$33,589,123.83
(B) Service Fee				$338,034.43
(C) Trustee Fees				$0.00
(D) Class A1 Amount				$0.00
(E) Class A2 Amount				$0.00
(F) Class A3 Amount				$30,745,404.14
(G) Class A4 Amount				$865,300.00
(H) Amount Deposited into Reserve Account				$0.00
(I) Certificateholders				$1,247,404.70
(J) Release to seller				$392,980.56
(K) Total amount distributed				$33,589,123.83
(L) Amount of Draw from Reserve Account				0.00
(M) Excess Amount Released from Reserve Account				0.00

PORTFOLIO AND SECURITY SUMMARY

XIV. POOL BALANCES AND PORTFOLIO INFORMATION

		Beginning of Period		End of Period
(A) Balances and Principal Factors
(i) Aggregate Balance of Notes		$389,621,455.27		$359,598,427.96
(ii) Note Pool Factor		0.2475359		0.2284615
(iii) Class A-1 Notes Balance		0.00		0.00
(iv) Class A-1 Notes Pool Factor		0.0000000		0.0000000
(v) Class A-2 Notes Balance		0.00		0.00
(vi) Class A-2 Notes Pool Factor		0.0000000		0.0000000
(vii) Class A-3 Notes Balance		185,621,455.27		155,598,427.96
(viii) Class A-3 Notes Pool Factor		0.3569643		0.2992277
(ix) Class A-4 Notes Balance		204,000,000.00		204,000,000.00
(x) Class A-4 Notes Pool Factor		1.0000000		1.0000000
(xi) Certificates Balance		16,019,859.95		14,840,406.16
(xii) Certificates Pool Factor		0.3591654		0.3327220
(xiii) Total Principal Balance of Notes and Certificates		405,641,315.22		374,438,834.12

(B) Portfolio Information
(i) Weighted Average Coupon (WAC)		7.33%		7.34%
(ii) Weighted Average Remaining Maturity (WAM)		23.22	months	22.49	months
(iii) Remaining Number of Receivables		64,938		61,861
(iv) Portfolio Receivable Balance		$405,641,315.22		$374,438,834.12
(C) Outstanding Advance Amount		$428,014.74		$460,126.24
(D) Outstanding Payahead Balance		$2,756.76		($0.00)

SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT

(A) Beginning Reserve Account Balance				$8,093,015.08
(B) Draws				0.00
(i) Draw for Servicing Fee				0.00
(ii) Draw for Interest				0.00
(iii) Draw for Realized Losses				0.00
(C) Excess Interest Deposited into the Reserve Account				0.00
(D) Reserve Account Balance Prior to Release				8,093,015.08
(E) Reserve Account Required Amount				8,093,015.08
(F) Final Reserve Account Required Amount				8,093,015.08
(G) Excess Reserve Account Amount				0.00
(H) Ending Reserve Account Balance				8,093,015.08

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT

(A) Beginning Yield Supplement Account Balance				155,705.11
(B) Investment Earnings				116.08
(C) Investment Earnings Withdraw				116.08
(D) Additional Yield Supplement Amounts				0.00
(E) Yield Supplement Deposit Amount				29,352.58
(F) Ending Yield Supplement Account Balance				126,352.53

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Liquidated Contracts
(i) Liquidation Proceeds				$88,478.99
(ii) Recoveries on Previously Liquidated Contracts				153,206.91
(B) Aggregate Net Losses for Collection Period				78,000.26
(C) Net Loss Rate for Collection Period (annualized)				0.24%
(D) Cumulative Net Losses for all Periods

				6,621,916.07

	# Units

		Dollar Amount
(E) Delinquent Receivables
(i) 31-60 Days Delinquent	1,763	2.85%	$12,566,057.32	3.36%
(ii) 61-90 Days Delinquent	447	0.72%	$3,557,367.94	0.95%
(ii) 91 Days or More Delinquent	75	0.12%	$615,370.07	0.16%

XVIII. REPOSSESSION ACTIVITY

	# Units		Dollar Amount

(A) Vehicles Repossessed During Collection Period	42	0.07%	$386,325.07	0.10%
(B) Total Repossessed Vehicles in Inventory	75	0.12%	$570,555.24	0.15%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
(i) Second Preceding Collection Period				0.13%
(ii) Preceding Collection Period				0.19%
(iii) Current Collection Period				0.24%
(iv) Three Month Average (Avg(i,ii,iii))				0.18%
(B) Ratio of Balance of Contracts Delinquent 60 Days or More to the Outstanding Balance of Receivables.
(i) Second Preceding Collection Period				0.71%
(ii) Preceding Collection Period				0.73%
(iii) Current Collection Period				0.97%
(iv) Three Month Average (Avg(i,ii,iii))				0.80%

			Trigger was not hit.
(C) Loss and Delinquency Trigger Indicator

I hereby certify that the servicing report provided is true
and accurate to the best of my knowledge.

By:
/s/ John I. Weisickle
John I. Weisickle, Vice President/Assistant Secretary